Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 197321 on Form S-8 of our report dated February 12, 2021, relating to the financial statements of Enterprise Navigator Ethylene Terminal LLC appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Houston, Texas

May 17, 2021